EXHIBIT 10.71

AGREEMENT OF SUB-LEASE

between

ARCH HILL N.V.

Tenant

and

LITHIUM TECHNOLOGY CORPORATION

5115 Campus Drive

Plymouth Meeting, PA 19462

USA

Subtenant

Dated: July 16th, 2007

Premises:

Beech Avenue 129A

1119 RB Schiphol-Rijk

The Netherlands

THIS SUBLEASE AGREEMENT is made on 16th day of July, 2007 between Arch Hill N.V., (hereafter referred as “Tenant”) a Dutch Company, having an address at Beech Avenue 129A 1119 RB Schiphol-Rijk, The Netherlands and Lithium Technology Corporation, (hereafter referred as “SUBTENANT”) having an address at 5115 Campus Drive, Plymouth Meeting, PA 19462, USA.

For valuable consideration, the parties agree to the following terms and conditions:

Premises	Beech Avenue 129A, 1119 RB Schiphol-Rijk, The Netherlands Suite 4.

Permitted Use

Tenant is to provide furnished workstations in the designated area for Five (5) employees of SUBTENANT comprising of Three (3) offices and, and three (3) telephones with a dedicated telephone numbers.

Tenant is to cover the basic charges of the telephone service and SUBTENANT will agree to pay Tenant all the long distance charges. Information Technology (IT) services are explicitly excluded other than the basic Internet connectivity.

SUBTENANT is permitted to use the shared conference room with Tenant on a first-come-first basis.

Tenant is to provide Five (5) keys to SUBTENANT employees for Office access. SUBTENANT is responsible for all the safety and security procedures these keys provide to the premises of the building and to the Office. SUBTENANT and its employees shall not make copies of the keys. SUBTENANT (undersigned) will notify Tenant when the person(s) in possession of the keys is terminated and shall return the keys immediately to Tenant. SUBTENANT will provide Three (3) months notice for the early termination of the lease. SUBTENANT will also return all the keys to Tenant immediately if the lease is terminated early.

SUBTENANT is responsible for fees associated with services (e.g., messenger, mailing, shipping, delivery, etc.) that are outside the scope of the services provided by the building management.

Commencement Date	July 16, 2007

Expiration Date	August 1, 2008

Fixed Rent	USD $15,500 per month

Payment Schedule	SUBTENANT will pay the monthly rent to Tenant, a sum of USD $ 15,500 on the first calendar day of each month for the duration of this contract starting August 1st, 2007.

Security Deposit	SUBTENANT will pay a reimbursable deposit equivalent of three-month rent at the commencement of this contract.

Confidentiality	Tenant and SUBTENANT both agree to honor the professional code of confidentiality with respect to any clients, materials and information in all forms including information obtained, heard or received within the premises of the Office that such information shall not be used, copied or distributed in any manner that can jeopardize the business operations of either firm.

Damages	SUBTENANT is responsible for any material damages caused by its negligent or inappropriate act of use of the space.

Procedures and Security	SUBTENANT is to adhere to follow the codes and rules of the building landlord under the lease agreement between Tenant and the landlord.

Safety	SUBTENANT is responsible for the safety and security of its own employees and any other related persons/visitors. Tenant is not liable for any personal injuries or health problems experienced by SUBTENANT employees within the premise for the usage of Office or consumables items.

In all the other respects the Lease entered into between the Landlord and Tenant, a complete copy which is attached hereto and made a part of this Sublease, will remain in full force.

SUBTENANT agrees to perform all of the obligations of the Tenant under the original Lease.

SUBTENANT may not assign or further sublet the premises without the express written consent of Tenant and the Landlord.

IN WITNESS OF, Tenant and SUBTENANT have duly executed this Sub-Lease as of August first above written.

ARCH HILL N.V.

By:
Name:	Liesbeth Grader
Title:	Office Manager
Company Identification Number:

LITHIUM TECHNOLOGY CORPORATION

By:
Amir Elbaz
Chief Financial Officer

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